Exhibit 16.1

October 8, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read the section titled “CHANGE IN AUDITOR” of Form S-1 of loanDepot, Inc. dated October 8, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP